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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

NAME                                      STATE OF INCORPORATION
----                                      ----------------------
PT Components Inc.                                Delaware
RAC-I Inc.                                        Delaware
RBS Acquisition Corporation                       Delaware
RBS China Holdings L.L.C.                         Delaware
RBS North America Inc.                            Delaware
Rexnord Germany-1 Inc.                            Delaware
Rexnord International Inc.                        Delaware
Rexnord Industries, Inc.                          Delaware
Winfred Berg Licensco Inc.                        Delaware
W.M. Berg Inc.                                    Delaware
Prager Incorporated                              Louisiana
Addax Inc.                                        Nebraska
Clarkson Industries, Inc.                         New York
Rexnord Ltd.                                       Nevada
Rexnord Puerto Rico Inc.                           Nevada
Betzdorf Chain Company, Inc.                     Wisconsin